THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.
THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.
WARRANT TO PURCHASE COMMON STOCK
For the Purchase of Up to [●] Shares of Common Stock
of
KLX ENERGY SERVICES HOLDINGS, INC.
1.Warrant. This Warrant to Purchase Common Stock (this “Warrant”), issued on March [●], 2026 (the “Issuance Date”), hereby certifies that, for value received by KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), [●], a [●] ( “Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time on or after the Issuance Date and at or before 4:00 p.m., Central Time, on March [●], 2031 (the “Expiration Time”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares of Common Stock (as may be adjusted pursuant to Article 6, the “Warrant Shares”), at a price per Warrant Share of $0.01 (as may be adjusted pursuant to Article 6, the “Exercise Price”), subject to the terms and conditions set forth herein.
2.Exercise. Holder may exercise this Warrant, in whole or in part, in accordance with the procedures set forth in this Article 2 below.
2.1Exercise Form. In order to exercise this Warrant, the form of Notice of Exercise attached hereto as Annex A (the “Exercise Form”) must be duly executed and completed and delivered to the Company in facsimile copy or e-mail attachment, together with this Warrant for the surrender and cancellation thereof (to the extent described below), and if a cash exercise is elected, payment of the Exercise Price for the Warrant Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check (each date on which all such items are delivered to the Company, an “Exercise Date”). No ink-original Exercise Form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form be required. Notwithstanding anything herein to the contrary, Holder shall not be required to physically surrender this Warrant to the Company until Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, Holder shall surrender this Warrant to the Company for cancellation. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Any rights represented hereby that have not been exercised by the Expiration Time shall become and be void without further force or effect, and all rights to exercise this Warrant represented hereby shall cease and expire at the Expiration Time. If the date on which the Expiration Time is set to occur is not a Business Day, then the Expiration Time shall be deemed to be extended to 4:00 p.m., Central Time, on the next succeeding Business Day.
2.2Cashless Exercise. Holder may elect in its sole discretion to exercise this Warrant through a cashless exercise in lieu of paying the Exercise Price in cash, pursuant to which Holder shall be entitled to receive the number of Warrant Shares computed using the following formula:
2.3X = Y (A-B)
A
2.4Where    X = the number of Warrant Shares to be issued to Holder by the Company
2.5Y = the number of Warrant Shares that Holder elects to purchase under this Warrant (as of the date of such calculation)
2.6    A = the Per Share Price (as of the date of such calculation)
2.7    B = the Exercise Price (as may be adjusted pursuant to Article 6).
2.8If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares may be tacked on to the holding period of the Warrants. The Company agrees not to take any position contrary to the foregoing sentence.
3.Delivery of Warrant Shares.
3.1As promptly as reasonably practicable on or after an Exercise Date, and in any event within two (2) Business Days thereafter, the Company shall cause the Transfer Agent to issue book-entry interests representing the number of Warrant Shares exercised on such Exercise Date to the account designated by Holder in the Exercise Form. Such issuance and delivery shall be made without charge to Holder for any issue or transfer tax (other than any such taxes in respect of any transfer by Holder to another person occurring contemporaneously therewith), Transfer Agent fee or other incidental expense in respect of the issuance, all of which such taxes and expenses shall be paid by the Company.
3.2Legend. Other than as provided below, the Warrant Shares issued upon the exercise of this Warrant shall bear a legend as follows:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.”
If this Warrant is exercised and (A) there is then an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, Holder, or (B) the Warrant Shares are (x) eligible for resale by Holder pursuant to Rule 144 at the time of sale of such Warrant Shares or (y) eligible for resale by Holder without volume or manner-of-sale limitations pursuant to Rule 144, then the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to Holder by crediting the account of Holder’s or its designee’s balance account with The Depository Trust

Company through its Deposit or Withdrawal at Custodian system. The Company shall, at the request of Holder, promptly deliver all the necessary documentation to cause the Transfer Agent to promptly remove all restrictive legends from any of the Warrant Shares pursuant to the foregoing, and promptly deliver or cause its legal counsel to promptly deliver to the Transfer Agent the necessary legal opinions or instruction letters required by the Transfer Agent, if any, to promptly effectuate the foregoing, subject to receipt of customary representation letters from Holder and, if applicable, its broker.
4.Transfer.
4.1General Restrictions. Holder may sell, transfer, assign, pledge or hypothecate (“Transfer”) this Warrant, in whole or in part, subject to compliance with applicable securities laws and the terms of this Warrant. In order to make any Transfer, Holder must deliver to the Company the form of Notice of Transfer attached hereto as Annex B (the “Transfer Form”), duly executed and completed by Holder, together with this Warrant for the surrender and cancellation thereof and remit the payment of all transfer taxes, if any, payable in connection therewith. Within two (2) Business Days of the Company’s receipt of such Transfer Form, this Warrant and reasonably satisfactory evidence of the remittal of payment for all applicable transfer taxes, if any, the Company shall transfer the rights under this Warrant, in whole or in part, on the books of the Company, cancel this Warrant and execute and deliver a new warrant or warrants of like tenor to the appropriate Transferee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares Transferred pursuant to this Section 4.1 (subject to the execution thereof by such Transferee(s)) and, if applicable, to Holder in accordance with Section 5.1.
4.2Restrictions Imposed by the Securities Act. This Warrant and the Warrant Shares issuable upon the exercise hereof shall not be Transferred unless and until: (a) the Company has received an opinion of counsel for Holder reasonably acceptable to the Company that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (provided that no such opinion of counsel shall be required in connection with sales of Warrant Shares under Rule 144 of the Securities Act); or (b) a registration statement or a post-effective amendment to a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established to the Company’s satisfaction, acting reasonably and in good faith.
5.New Warrants to be Issued.
5.1Partial Exercise or Transfer. Subject to the restrictions in Article 4, this Warrant may be exercised or Transferred in whole or in part. In the event that the exercise or the Transfer hereof is in part only, upon surrender of this Warrant for cancellation, together with the duly executed Exercise Form or Transfer Form, as applicable, and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to Holder without charge a new warrant of like tenor to this Warrant in the name of Holder evidencing the right of Holder to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or Transferred (subject to Holder’s execution thereof).
5.2Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, including a certification by Holder thereof, and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new warrant of like tenor and date (subject to Holder’s execution thereof). Any such new warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.
5.3Maximum Percentage. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 5.3; however, the Holder shall not be subject to this Section 5.3 unless he, she or it makes such election. If the election is made by the Holder, the Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s Affiliates) or any “group” of which Holder or its Affiliates is a member, would beneficially own in excess of 4.9% or 9.8% (or such other amount as the

Holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holders and its Affiliates, or any group of which the Holder and its Affiliates is a member, shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by the Holder and its Affiliates, or any group of which the Holder and its Affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its Affiliates, or any group of which the Holder and its Affiliates is a member (including, without limitation, any convertible notes or convertible preference shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent that the Holder makes the election described in this Section 5.3, the Company shall not effect the exercise of the Holder’s Warrant, and the Holder shall not have the right to exercise such Warrant, unless the Holder provides to the Company in its Exercise Form, a certification that, upon after giving effect to such exercise, the Holder (together with the Holder’s Affiliates) or any “group” of which the Holder or its Affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with this Section 5.3. For purposes of the Warrant, in determining the number of issued and outstanding shares of Common Stock, the Holder may rely on the number of issued and outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock issued and outstanding. For any reason at any time, upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and its Affiliates since the date as of which such number of issued and outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage applicable to the Holder to any other percentage specified in such notice or remove the applicability of this Section 5.3; provided, however, that any such increase, decrease or removal shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.
6.Adjustments.
6.1Adjustments to Number of Warrant Shares. In the event that the Company (a) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock or any other equity or equity equivalent security payable in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivides (by any split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares Common Stock, or (c) combines (by any combination, reverse split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the remaining number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to any such dividend, distribution, subdivision, or combination shall be proportionately adjusted such that Holder will thereafter receive upon exercise in full of this Warrant the aggregate number of Warrant Shares that Holder would have owned immediately following such action if this Warrant had been exercised in full immediately before the record date, if any, for such action. Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
6.2Rights Offerings. In addition to any adjustments pursuant to Section 6.1 above, if at any time the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants or securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (“Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder would have acquired if Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record date is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.
6.3Extraordinary Transactions. If the Company effects any Extraordinary Transaction, then upon consummation of such Extraordinary Transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which Holder would have owned immediately after the consummation of such Extraordinary Transaction if Holder had exercised in full this Warrant immediately before the consummation of such Extraordinary Transaction. If holders of Common Stock are given any choice as to the kind or amount of securities, cash or other assets receivable upon the consummation of such Extraordinary Transaction, then Holder shall be given the same choice as to such consideration it receives upon any exercise of this Warrant following such Extraordinary Transaction. For the avoidance of doubt, if this Section 6.3 applies to transaction, Section 6.1 shall not apply.
6.4Adjustments to Exercise Price. Upon any adjustment to the number of Warrant Shares subject to this Warrant pursuant to this Article 6, the Exercise Price shall be adjusted concurrently therewith to equal the product of (a) the Exercise Price (as it may have been previously adjusted pursuant to this Section 6.4) and (b) a fraction, the numerator of which is the total number of Warrant Shares subject to issuance upon the exercise of this Warrant in full before giving effect to such adjustment, and the denominator of which is the total number of Warrant Shares subject to issuance upon the exercise of this Warrant as so adjusted pursuant to this Article 6.
6.5No Changes in Form of Warrant. This Warrant need not be amended or modified because of any adjustment pursuant to this Article 6, and any Warrant issued after the occurrence of an event requiring an adjustment under this Article 6 may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant, subject to Section 5.1. The acceptance by Holder of the issuance of any new warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issuance Date or the computation thereof.
6.6Elimination of Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Warrant Shares or other securities, properties or rights.
7.Reservation; Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of Warrant Shares as shall be issuable upon the full exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor (whether in cash or by the cashless exercise procedure described in Section 2.2), in accordance with the terms hereof, all Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. Notwithstanding anything to the contrary herein, no Warrant Shares shall be issued at less than their par value. The Company shall use its best efforts to cause all Warrant Shares to be approved for listing, subject to official notice of issuance, on each securities exchange or automated quotation system on which the Common Stock has been listed.
8.Registration Requirements.
8.1The Company agrees that, within 90 calendar days following the Issuance Date, the Company shall file with the Commission a shelf registration statement (the “Registration Statement”) registering the resale of the Warrant Shares on a delayed and continuous basis, and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable thereafter and maintain the effectiveness of the Registration Statement until the earlier of such time as (a) all of the Warrant Shares have been sold thereunder and (b) all of the Warrant Shares are eligible for resale without restriction and without the need for current public information pursuant to Rule 144(b) under the Securities Act; provided, however, that the Company’s obligation to include the resale of the Warrant Shares in the Registration Statement is contingent upon Holder furnishing in writing to the Company such information regarding Holder, the securities of the Company held by Holder and the intended method of disposition of the Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Warrant Shares, and executing such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. The Company shall bear all fees and expenses attendant to the registration of the Warrant Shares but Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by Holder to represent it in connection with the sale of the Warrant Shares.
8.2Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to Holder, (a) delay the filing of the Registration Statement, (b) delay requesting effectiveness of such Registration Statement or (c) if such Registration Statement has already become effective, suspend the use of any prospectus which is a part of the Registration Statement if the board of directors of the Company (the “Board”) determines in its reasonable good faith judgment that such use or filing would: (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company or its subsidiaries; (ii) require premature disclosure of material non-public information regarding the Company and its subsidiaries (“Non-Public Information”) that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to materially comply with requirements under the Securities Act or the Exchange Act (each of items (a) through (c) above, an “Allowed Delay”); provided that the Company shall promptly (A) notify Holder in writing of the commencement of an Allowed Delay, and (B) advise Holder in writing to cease all sales under the Registration Statement until the end of such Allowed Delay (in which event Holder shall discontinue sales of Warrant Shares pursuant to such Registration Statement but Holder may settle any contracted sales of Warrant Shares), in both cases which notice shall not contain any material non-public information regarding the Company; provided, further, that in no event shall the Company delay or suspend under this Section 8.2 for a period that, in aggregate, exceeds 90 calendar days during any 180-day period or 120 calendar days during any 365-day period. Upon notice by the Company to Holder of any determination to delay the filing of the Registration Statement, delay requesting effectiveness of the Registration Statement or suspend the use of any prospectus which is a part of the Registration Statement, Holder shall keep the fact of any such suspension strictly confidential and shall not use or disclose such notice or information to any Person other than Holder’s legal counsel or as required by applicable Law. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to Holder and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Warrant Shares as contemplated in this Article 8.
8.3The Company shall promptly advise Holder: (A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the provisions in this Warrant, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Holder of such events, provide Holder with any Non-Public Information other than to the extent that providing notice to Holder of the occurrence of the events listed in clauses (A) through (E) above constitutes Non-Public Information or subjects the Holder to any duty of confidentiality. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement if such order should be issued. Except for such times as the Company is permitted under this Warrant to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Warrant, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable and as applicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Warrant Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
8.4The Company agrees to indemnify and hold harmless, to the extent permitted by Law, Holder, its directors, and officers, employees, and agents, and each Person who controls Holder (within the meaning of the Securities Act or the Exchange Act) and each Affiliate of Holder (within the meaning of Rule 405 under the Securities Act), to the extent Holder is a seller under the Registration Statement, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Holder expressly for use therein. Holder agrees, in connection with any Registration Statement under which Holder is a seller, severally and not jointly with any other Holder, to indemnify and hold harmless the Company, its Affiliates and its and its Affiliates’ directors, officers, employees and agents, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained, in the case of an omission) in any information or affidavit so furnished by or on behalf of Holder expressly for use therein. In no event shall the liability of Holder be greater in amount than the dollar amount of the net proceeds received by Holder upon the sale of the Warrant Shares giving rise to such indemnification obligation. Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification provided for under this Warrant shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, Affiliate or controlling Person of such indemnified party and shall survive the transfer of the Warrant or Warrant Shares. If the indemnification provided under this Article 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made (or not made, in the case of an omission) by, or relates to information supplied (or not supplied, in the case of an omission) by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the other limitations set forth in this Article 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Article 8 from any Person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Article 8 by any seller of Warrant Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Warrant Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Warrant.
9.Representations and Warranties of Holder. Holder hereby represents and warrants to, acknowledges to and agrees with the Company as of the date hereof:
(a)Organization, Existence and Qualification. Holder is an entity that has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization.
(b)Authorization and Enforceability. Holder has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holder of this Warrant have been duly and validly authorized by all necessary requisite action on the part of Holder. This Warrant has been duly executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)No Violation. The execution, delivery and performance by Holder of this Warrant do not and will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of Holder; (ii) conflict with or violate or breach the terms of, result in a default under, result in the creation of any lien under or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under any note, bond, mortgage, indenture, credit agreement or other contract to which Holder is a party or by which it is bound; (iii) violate any judgment, order, ruling, regulation or decree applicable to Holder as a party in interest; or (iv) violate any Law applicable to Holder or any of its assets, except any matters described in clauses (ii), (iii) and (iv) above which would not have a material adverse effect on the ability of Holder to consummate the transactions contemplated hereby.
(d)Consents, Approvals or Waivers. All consents, approvals, authorizations or waivers from, and any registrations or filings with or notifications to, any Governmental Authority required on the part of Holder in connection with Holder’s execution, delivery or performance of this Warrant and the consummation of the transactions contemplated hereby have been obtained and are effective as of the date hereof.
(e)Investment Intent. Holder understands that this Warrant and the Warrant Shares, as applicable, are “restricted securities” and as of the date hereof, have not been registered under the Securities Act or any applicable federal and state securities laws. Holder is acquiring this Warrant and, upon exercise of this Warrant, the Warrant Shares, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Warrant or Warrant Shares, as applicable, has no present intention of distributing any of such Warrant or Warrant Shares, as applicable, and has no arrangement or understanding with any other Persons regarding the distribution of such Warrant or Warrant Shares, as applicable, in any transaction in violation of the applicable federal and state securities laws in the United States (this representation and warranty not limiting Holder’s right to sell or otherwise dispose of this Warrant or the Warrant Shares, as applicable, in compliance with applicable federal and state securities laws in the United States and in compliance with other agreed restrictions). Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any part of this Warrant or the Warrant Shares, as applicable. Holder understands and acknowledges that this Warrant and the Warrant Shares, as applicable, may be subject to certain resale restrictions under applicable securities laws. Holder also acknowledges that it has been advised to consult its own legal counsel with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and that, without limiting the representations and warranties made by the Company in this Warrant, the Company is not in any manner responsible for ensuring compliance by Holder with such restrictions).
(f)Holder Status. Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(g)Legends. Holder understands that the Warrant Shares will bear a restrictive legend at such time as set forth in Section 3.2.
(h)Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares, as applicable, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in this Warrant and the Warrant Shares, as applicable, and, at the present time, is able to afford a complete loss of such investment.
(i)Access to Information. Holder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of this Warrant and the Warrant Shares and the merits and risks of investing in this Warrant and the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to this Warrant and the purchase of the Warrant Shares; and (iv) the opportunity to ask questions of management. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of this Warrant and the Warrant Shares, as applicable. Notwithstanding anything contained herein to the contrary, Holder acknowledges that the Company and its representatives may possess Non-Public Information not known to Holder that may be material to a reasonable investor, such as Holder, when making investment decisions, including the decision to enter into this Warrant or exercise this Warrant, and Holder’s decision to enter into this Warrant or exercise this Warrant, as applicable, is being made with full recognition and acknowledgment that the Company is privy to Non-Public Information, irrespective of whether such Non-Public Information has been provided to Holder. This Section 9(i) is not intended to, and shall not, limit the representations and warranties made by the Company in this Warrant.

(j)Independent Investment Decision. Holder has independently evaluated the merits of its decision to enter into this Warrant and purchase the Warrant Shares, as applicable, and Holder confirms that it has not relied on the advice of any other Person’s business and/or legal counsel in making such decision. Holder understands that nothing in this Warrant or any other materials presented by or on behalf of the Company to such Holder in connection with this Warrant or the purchase of the Warrant Shares, as applicable, constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Warrant and its purchase of the Warrant Shares, as applicable. This Section 9(j) is not intended to, and shall not, limit the representations and warranties made by the Company in this Warrant.
(k)No Reliance. Holder has not relied on any representation or warranty in connection with this Warrant or purchase of the Warrant Shares, as applicable, other than those contained in this Warrant.
10.Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows as of the date of this Warrant:
(a)Organization; Existence and Qualification. The Company is duly incorporated and is validly existing and in good standing under the Laws of the state of its formation, is duly qualified to do business and is in good standing in each jurisdiction in which it is required to qualify in order to conduct its business, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)Authorization and Enforceability.
i.The Company has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company.
ii.(A) This Warrant has been duly executed and delivered by the Company and (B) this Warrant constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except, in the case of clause (B) above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)No Violation. The execution, delivery and performance by the Company of this Warrant do not, and the consummation of the transactions contemplated hereby will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of the Company; (ii) violate or breach the terms of, result in a default under, result in the creation of any lien, or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under (x) any note, bond, mortgage, indenture or credit agreement to which the Company is a party and (y) any other contract to which the Company is a party or by which it is bound or to which any of its assets are subject; (iii) violate any judgment, order, ruling, regulation or decree applicable to the Company or any of its properties or assets; or (iv) violate any Law applicable to the Company or any of its properties or assets, except for matters described in clauses (ii), (iii)or (iv) above which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d)Consents, Approvals or Waivers. The execution, delivery and performance by the Company of this Warrant (including the authorization, issuance and delivery of the Warrant Shares) will not be subject to or require any consent, approval, authorization, or waiver from, or any registration or filing with or notification to, any Person, except for (i) filings required by federal and state securities laws, (ii) the approval for listing on the Nasdaq of the Warrant Shares; and (iii) such consents as have been obtained or where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
11.No Rights as Shareholder until Exercise. This Warrant does not entitle Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.
12.Certain Notice Requirements.
12.1Holder’s Right to Receive Notice. If at any time prior to the earlier to occur of the Expiration Time or the exercise of this Warrant in full, any of the events described in Section 12.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least five (5) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Without limiting the foregoing, the Company shall deliver to Holder a copy of each notice given to any of the other shareholders of the Company at the same time and in the same manner that any such notice is given to the shareholders.
12.2Events Requiring Notice. The Company shall be required to give the notice described in this Article 12 upon one or more of the following events: (a) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, (b) the Company shall offer to all or substantially all of the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. In addition to and not in limitation of the foregoing, the Company shall be required to give the notice described in this Article 12 prior to consummating any transaction set forth in clauses (a) through (e) of the definition of Extraordinary Transaction, irrespective of whether such transaction entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for shares of Common Stock; provided, however, that in no event shall the Company be required to give such notice prior to such transaction being publicly disclosed.
12.3Notice of Change in Exercise Price. The Company shall, promptly after an event requiring an adjustment pursuant to Article 6, send notice to Holder, which shall describe such event causing the change and the method of calculating same.
12.4Transmittal of Notices. All notices that are required or may be given pursuant to this Warrant shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (a) when made, if made by hand delivery, and upon confirmation of receipt, if made by electronic mail transmission, (b) one (1) Business Day after being deposited with a next-day courier, postage prepaid or (c) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

If to Holder:
[●]
Attention: [●]
Email:    [●]

With a copy (which shall not constitute notice) to:

[●]

If to the Company:

KLX Energy Services Holdings, Inc.
3040 Post Oak Boulevard, 15th Floor
Houston, TX 77056
Attention: Max L. Bouthillette
Email: maxb@klx.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
845 Texas Ave, Suite 4700
Houston, TX 77002
Attention: Sarah K. Morgan; Katherine Terrell Frank
Email: smorgan@velaw.com; kfrank@velaw.com

13.Tax Treatment of Warrant. The Company and the Holder intend to treat this Warrant as Common Stock and the exercise of this Warrant for Common Stock as a nonevent for U.S. federal and applicable state and local income tax purposes.
14.Miscellaneous.
14.1Amendments. The terms of this Warrant may be amended only with the written consent of the Company and Holder.
14.2Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.
14.3Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.
14.4Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.
14.5Applicable Law. This Warrant and any claim, controversy or dispute arising under or related to this Warrant shall be governed by, and construed in accordance with the Laws of, the State of New York without regard to its principles regarding conflicts of law.

14.6Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the State of New York and in the federal courts in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment in connection therewith, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, to the fullest extent permitted by applicable Law.
14.7Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any court referred to in Section 14.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
14.8Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Warrant in the manner provided for notices in Section 12.4. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
14.9Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS WARRANT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
14.10Waiver, etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
15.Defined Terms. As used herein:
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the banks are authorized or required by applicable Law to close in the City of New York, New York.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.01 per share.
“Control” (including the terms “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly, of the power to exercise or determine the voting of more than fifty percent (50%) of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than fifty percent (50%) of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extraordinary Transaction” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Company, (b) reclassification of the capital stock of the Company (other than (i) a change in par value, from par value to no par value, from no par value to par value or (ii) as a result of a stock dividend or subdivision, split up or combination of shares of Common Stock to which Section 6.1 applies), (c) consolidation or merger of the Company with and into another Person or of another Person with and into the Company (whether or not the Company is the surviving entity of such consolidation or merger), (d) sale or lease of all or substantially all of the Company’s assets (on a consolidated basis) or capital stock to another Person or (e) other similar transaction, in each case, that entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for shares of Common Stock.
“Governmental Authority” means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, arbitrators, commissions, boards, bureaus, ministries, agencies or other instrumentalities.
“Laws” means all laws, statutes, constitutions, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.
“Material Adverse Effect” means any material adverse effect on (a) the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (b) the Company’s ability to consummate the transactions contemplated hereby.
“Nasdaq” means the Nasdaq Global Select Market.
“Per Share Price” means: (a) if the Company’s Common Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of Company’s Common Stock as quoted on any exchange for the trading day immediately prior to the applicable Exercise Date, as reported by Bloomberg; (b) if the Company’s Common Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Company’s Common Stock for the trading day immediately prior to the applicable Exercise Date, as reported by Bloomberg; or (c) if neither clause (a) nor (b) above is applicable, the Per Share Price shall be determined in good faith by the Board based on relevant facts and circumstances at the time of the cashless exercise under Section 2.2, including in the case of a change of control of the Company the consideration receivable by the holders of the Common Stock in such change of control, in each case of clauses (a) through (c) above, as may be adjusted pursuant to Article 6.
“Person” (including the term “Persons”) means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Securities Act” means the Securities Act of 1933, as amended.
“Transfer Agent” means Computershare Trust Company, N.A., or such other entity as the Company may designate to act as the transfer agent for its Common Stock from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date hereof.
KLX ENERGY SERVICES HOLDINGS, INC.

By:
    Name: Max L. Bouthillette
    Title: Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Warrant Agreement - KLX Energy Services Holdings, Inc.]

[●]

By:
    Name:
    Title:

[Signature Page to Warrant Agreement - Holder]

Annex A
NOTICE OF EXERCISE
Date: __________, 20___
The undersigned hereby elects irrevocably to exercise the Warrant to Purchase Common Stock (the “Warrant”) attached hereto for surrender and cancellation for ______ shares of common stock, par value $0.01 per share (the “Warrant Shares”), of KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), and hereby [check one]:
☐ makes payment of $_________ (at the rate of $____ per Warrant Share) in payment of the Exercise Price pursuant thereto; or
☐ elects to exercise the Warrant on a cashless basis and to convert its right to purchase ________ Warrant Shares under the Warrant for ______ Warrant Shares, in accordance with the following formula:
15.1X = Y (A-B)
A
15.2Where    X = the number of Warrant Shares to be issued to Holder by the Company
15.3Y = the number of Warrant Shares that Holder elects to purchase under the Warrant (as of the date of such calculation)
15.4    A = the Per Share Price which is equal to $_______.
15.5    B = the Exercise Price which is equal to $_______ per Warrant Share.
Please issue the Warrant Shares as to which the Warrant is exercised and, if applicable, a new warrant of like tenor representing the number of Warrant Shares for which the Warrant has not been exercised.
Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Warrant.

[HOLDER]

By:     _________________________________
Name:
Title:

NOTICE OF TRANSFER
FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto __________________ the right to purchase _________ shares of common stock, par value $0.01 per share, of KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the Warrant to Purchase Common Stock attached hereto for surrender and cancellation and does hereby authorize the Company to transfer such right on the books of the Company.
Dated: __________, 20__
[HOLDER]

By:     _________________________________
Name:
Title:

[Signature Page to Warrant Agreement - Holder]